UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 10, 2013

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

001-31737	Gulf Power Company (A Florida Corporation) One Energy Place Pensacola, Florida 32520 (850) 444-6111	59-0276810

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 17, 2013, Gulf Power Company (the “Company”) filed an amendment to its amended and restated Articles of Incorporation, as amended, with the Secretary of State of the State of Florida (the “Amendment”). The Amendment sets forth the rights and preferences of the Company's Series 2013A 5.60% Preference Stock, Non-Cumulative, Par Value $100 Per Share (the “Preference Stock”).
Item 8.01.    Other Events.
On June 10, 2013, the Company entered into an Underwriting Agreement covering the issue and sale by the Company of $90,000,000 aggregate principal amount of its Series 2013A 5.00% Senior Notes due June 15, 2043 (the “Senior Notes”). On June 12, 2013, the Company entered into an Underwriting Agreement covering the issue and sale by the Company of 500,000 shares of the Preference Stock. Both the Senior Notes and the Preference Stock were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration No. 333-188623), of the Company.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

1.2
Underwriting Agreement relating to the Preference Stock, dated June 12, 2013 among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named in Schedule I thereto.

1.3	Underwriting Agreement relating to the Senior Notes, dated June 10, 2013, between the Company and Wells Fargo Securities, LLC, as the underwriter.

4.2	Twentieth Supplemental Indenture to Senior Note Indenture, dated as of June 18, 2013, providing for the issuance of the Senior Notes.

4.7	Amendment to the amended and restated Articles of Incorporation of the Company, as amended, dated June 17, 2013.

4.9	Form of Senior Note (included in Exhibit 4.2 above).

5.1	Opinion of Beggs & Lane, a Registered Limited Partnership relating to the Preference Stock.

5.2	Opinion of Troutman Sanders LLP relating to the Senior Notes.

8.1	Tax Opinion of Troutman Sanders LLP relating to the Preference Stock.

12.1	Computation of ratio of earnings to fixed charges.

12.2	Computation of ratio of earnings to fixed charges plus preference dividend requirements (pre-income tax basis).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2013	GULF POWER COMPANY

	By	/s/Susan D. Ritenour
Susan D. Ritenour Secretary and Treasurer